CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Municipal Trust of our reports dated February 10, 2026, relating to the financial statements and financial highlights of Fidelity Limited Term Municipal Income Fund, Fidelity Municipal Income Fund, and Fidelity Pennsylvania Municipal Income Fund; of our reports dated February 12, 2026, relating to the financial statements and financial highlights of Fidelity Conservative Income Municipal Bond Fund, Fidelity Flex Conservative Income Municipal Bond Fund, Fidelity Flex Municipal Income Fund, Fidelity Michigan Municipal Income Fund, Fidelity Minnesota Municipal Income Fund, and Fidelity Ohio Municipal Income Fund, which appear in Fidelity Municipal Trust’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 19, 2026